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                                                                   Exhibit 10.18


                             MEMORANDUM OF AGREEMENT
                           FOR STRATEGIC COLLABORATION

      This Memorandum of Agreement ("Agreement") made as of October 16th, 2001 (the "Effective Date") by and between FAIRCHILD IMAGING, INC., a Delaware corporation, with a place of business at 1801 McCarthy Boulevard, Milpitas, California ("FAIRCHILD IMAGING") and BRUKER AXS INC., a Delaware corporation, with a place of business at 5465 East Cheryl Parkway, Madison, WI 53711 (hereinafter "BAXS"); collectively, the "Parties", severally, a "Party".

      WHEREAS, FAIRCHILD IMAGING has been a supplier to BAXS for certain CCD Image detectors and devices in the field of X-Ray Crystallography ("Devices" and/or "Products"), necessary to BAXS's successful prosecution of its business; and

      WHEREAS, BAXS wishes to be a preferred customer and assured of a source of supply of these Products and Devices; and

      WHEREAS, FAIRCHILD IMAGING wishes to be a preferred R&D and Supply partner to BAXS in the field of X-Ray Crystallography; and

      WHEREAS, the Parties desire to establish a mutually exclusive agreement to assure BAXS an exclusive source of supply, and assure FAIRCHILD IMAGING an exclusive right to sell the Products, and to provide a framework document under which the Parties may expeditiously process and administer orders;

      NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Parties hereby agree as follows:

1.0   SCOPE OF EXCLUSIVITY.

      1.1 FAIRCHILD IMAGING agrees during the term of this Agreement not to sell the Products identified herein, or any improvements thereof, for X-Ray Crystallography without the prior consent of BAXS.

      1.2 BAXS agrees to purchase CCD based detector Products exclusively from FAIRCHILD IMAGING.

      1.3 FAIRCHILD IMAGING and BAXS acknowledge the contracts with other parties that predate this Agreement. Said contracts may continue through their natural expiration.

2.0   CONDITIONS OF EXCLUSIVITY:

      2.1   FAIRCHILD IMAGING SHALL:

            a)    Provide competitive technology at competitive prices;

            b) Maintain an active research and development activity in CCD based imaging detectors;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [**] AND FILED SEPARATELY WITH THE COMMISSION.


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            c)    Consistently deliver Products meeting the camera performance specifications incorporated into any current or resulting order;

            d)    Provide BAXS preferred customer status;

            e) Provide training and warranty service for Products as agreed to in any current or resulting order.

2.2 BAXS SHALL:

            a) Provide orders so as to generate no less than the following annual revenue to Fairchild Imaging:

                              YEAR         MINIMUM REVENUE
                              ----         ---------------
                              2002             $[**]M
                              2003             $[**]M
                              2004             $[**]M
                              2005             $[**]M

            b) Honor existing Orders/Agreements and issue new orders sufficient to attain the annual revenue levels

            c) Provide FAIRCHILD IMAGING the right of first refusal on new CCD detector development projects for the field of X-ray Crystallography; and

            d) Meet all credit, financial and payment obligations from any resulting purchase order or subcontract.

3.0 RELEASE OF EXCLUSIVITY:

      3.1 The purchase and sale obligations of this Agreement shall be on a mutually exclusive basis for the Products for so long as the conditions set forth in Section 2.0 hereto are met. Solely with respect to the exclusivity provisions provided herein, in the event that either party does not satisfy the requirements of Section 2.0, the other party may terminate its exclusivity obligations under
            Section 1.0 hereof by written notice to the other. If within ninety
            (90) days after such notice the party in violation of this Exclusivity clause has not cured the default within said notice period, such termination shall be effective for the remaining term of this Agreement and for any extensions hereof.

      3.2 Any termination of this Agreement shall have no effect on any outstanding Purchase Orders or Supply Agreements in effect at the time of said termination.

      3.3 Except as limited by Section 1.0, it is understood that neither party shall be precluded from its normal marketing and/or purchasing efforts in connection with the sale of its products and/or services.

      3.4 Each party shall act as an independent contractor. No agency, partnership, joint venture or other joint relationship is created by this Agreement. Except as may be specifically contracted under separate order or agreement, neither party shall be liable to the other for any costs, expenses, risks or liabilities, including special, consequential, or incidental damages, arising out of the other parties efforts in connection with this Agreement.

[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


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4.0   PLACEMENT OF ORDERS. BAXS will purchase additional Products by issuance of BAXS's Purchase Order or Subcontract (herein "Order") which shall be in writing and contain the following information: (i) identity of Products by quantity, part number, description and charges, (ii) shipment instructions (including destination, and requested delivery dates in accordance with FAIRCHILD IMAGING's standard or quoted lead times), and (iii) "special provisions" to any given Order upon mutual agreement of the parties. The parties agree to establish mutually agreeable terms and conditions for each Order and/or Supply Agreement, including the 486 CCD Backside Thinned Camera Supply Agreement. Any new Orders placed and accepted pursuant to this Agreement shall be subject to the terms and conditions as negotiated therein

5.0 ORDER OF PRECEDENCE. Once accepted by FAIRCHILD IMAGING, each new Order is a separate contract between BAXS and FAIRCHILD IMAGING. With respect to any New Order accepted by FAIRCHILD IMAGING, in the event of any conflict between the terms of this Agreement and the Order Terms and Conditions as described and identified in Section 4.0 above, the Order Terms and Conditions shall take precedence and control. In the event of conflict between any provision of this Agreement itself and/or the Product Specification set forth as part of any new Order, the conflict will be resolved by giving precedence to the Product Specification.

6.0 PLANNING.

      6.1 During the term of this Agreement the parties agree to meet no less frequently than semiannually to discuss and update its business strategies and forecast. The areas of discussion shall be: Market requirements, technology, production planning, product development and other items as mutually agreed upon.

      6.2 BAXS shall provide on a monthly basis a rolling 12 month forecast of Product requirements. The requirements of the first three months shall be firm with the remaining 9 months deemed as advisory.

7.0 TERM OF AGREEMENT. This Agreement becomes effective upon the Effective Date and, unless otherwise agreed to in writing by the parties, will continue through December 31, 2005 (the "Term"), unless sooner terminated in accordance with Section 3.1 herein.

8.0 PROPRIETARY INFORMATION. In carrying out the terms of this Agreement, each party contemplates that it may be necessary to disclose proprietary information to the other. The parties wish to protect such proprietary information from unauthorized use and disclosure and accordingly, neither party shall disclose to any person or persons outside its organization, or to any person or persons within its organization not having a need to know for the purposes of this Agreement, any information or data which is submitted in writing and designated by an appropriate stamp, marking, or legend thereon to be of a proprietary nature or, which is orally submitted and identified as proprietary provided that the disclosing party notifies the receiving party in writing specifically identifying such proprietary information so orally submitted within thirty (30) days of the oral submission or disclosure. In addition, the receiving party shall use


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      such information only as contemplated by this Agreement. This section 8.0 shall remain in full force and effect after any expiration or termination of the agreement.

9.0 SUCCESSORS AND ASSIGNS. Except as expressly provided in this Agreement, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and assigns; provided, however, that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other Party. Notwithstanding the foregoing, either Party may freely assign this Agreement and the rights and obligations hereunder to any successor or through merger or otherwise or acquisition of all, or substantially all, of the business or assets of the assigning party.

10.0 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the California, exclusive of its Conflicts of Laws provisions.

11.0 ENFORCEMENT OF PROVISIONS. The failure on any occasion by the BAXS or FAIRCHILD IMAGING to enforce any provision of or exercise any rights reserved in this Agreement or comparable provisions or rights in any prior agreement between the parties will not prevent their assertion on any new occasion.

12.0 FORCE MAJEURE. The obligations of the parties hereunder shall be suspended by the occurrence of any unforeseeable event beyond the control of the parties which renders performance impossible or onerous, such as acts of God, or, riot, sabotage, fire, explosion, flood, casualty, inability to obtain suitable and sufficient labor or materials due to labor strikes or difficulties, or law or regulation restricting performance.

13.0 TITLES AND HEADINGS. The headings to the sections of this Agreement are inserted for convenient reference only and will not be considered a part of this Agreement.

14.0 DISPUTES. The Parties shall endeavor to resolve disagreements amicably. In the event that the Parties disagree as to their respective obligations and/or one or more of the terms of this Agreement and this disagreement has not been resolved by mutual communication between the Parties, the Parties shall declare a "dispute" and refer the matter to their respective Chief Executive Officers who shall thereafter confer in an effort to resolve the dispute amicably. Such discussions shall occur prior to the institution of any legal proceedings unless an emergent condition exists and/or such discussions cannot be scheduled within a reasonable time period.

15.0 ENTIRE AGREEMENT. This Agreement, including its Attachments and referenced documents, constitutes the sole and entire agreement between the parties concerning the subject matter and supersedes all communications or agreements written or oral. This Agreement shall not be amended nor shall any waiver of any right hereunder be effective, unless set forth in a document executed by duly authorized representatives of both parties, referencing this Agreement, and denoted as an "Amendment".


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The signatory for each of the parties certifies that he or she has authority to bind the respective party to this Agreement.

      IN WITNESS HEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

SELLER:                                    BUYER:

FAIRCHILD IMAGING, INC.                    BRUKER AXS INC.

By: /s/ Charles J. Arduini                 By: /s/ Martin Haase
   ----------------------------------         ----------------------------------
Printed Name: Charles J. Arduini           Printed Name: Martin Haase, Ph.D.
             ------------------------                   ------------------------
Title: President & CEO                     Title: President & CEO
      -------------------------------            -------------------------------
Date: 10/16/01                             Date:
     --------------------------------           --------------------------------


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